Exhibit 2.01

UNCLASSIFIED - NON CLASSIFIÉ

Extractive Sector Transparency Measures Act - Annual Report
Reporting Entity Name	Aris Mining Corporation
Reporting Year	From	1/1/2025	To:	12/31/2025	Date submitted	5/21/2026
Reporting Entity ESTMA Identification Number	E834893		Original Submission Amended Report
Other Subsidiaries Included (optional field)

For Consolidated Reports - Subsidiary Reporting Entities Included in Report:	E468898 Aris Mining Holdings Corp., E032736 Aris Mining Guyana Holdings Corp.

Not Substituted

Attestation by Reporting Entity

In accordance with the requirements of the ESTMA, and in particular section 9 thereof, I attest I have reviewed the information contained in the ESTMA report for the entity(ies) listed above. Based on my knowledge, and having exercised reasonable diligence, the information in the ESTMA report is true, accurate and complete in all material respects for the purposes of the Act, for the reporting year listed above.

Full Name of Director or Officer of Reporting Entity	Cam Paterson				Date	5/21/2026
Position Title	Chief Financial Officer

UNCLASSIFIED - NON CLASSIFIÉ

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	1/1/2025	To:	12/31/2025
Reporting Entity Name			Aris Mining Corporation		Currency of the Report	USD
Reporting Entity ESTMA Identification Number			E834893
Subsidiary Reporting Entities (if necessary)		E468898 Aris Mining Holdings Corp., E032736 Aris Mining Guyana Holdings Corp.

Payments by Payee
Country	Payee Name[1]	Departments, Agency, etc… within Payee that Received Payments[2]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes[34]
Colombia	Federal Government of Colombia	Colombian Tax and Customs National Authority	78,816,527	-	-	-	-	-	-	78,816,527
Colombia	Federal Government of Colombia	National Treasury	-	23,011,582	-	-	-	-	-	23,011,582
Colombia	Federal Government of Colombia	Indumil		-	3,385,240	-	-	-	-	3,385,240
Colombia	Federal Government of Colombia	National Mining Agency	-	10,295,223	672,882	-	-	-	-	10,968,105
Colombia	Federal Government of Colombia	Ministry of National Defense	-	-	1,727,239	-	-	-	-	1,727,239
Colombia	Federal Government of Colombia	Associated Municipalities of the Altiplano of Eastern Antioquia – Masora	-	-	-	-	172,050	-	-	172,050
Colombia	Department of Antioquia	Fiduciaria de Occidente S.A.	-	-	-	-	21,668,900	-	-	21,668,900

The amount reported under the 'Bonuses' category were paid to a trust by the Company pursuant to ESG support for the Segovia and Marmato Mines. Funds in the trust are to be used for the execution of social works for the community located in the municipalities surrounding the operations.

Guyana	Puruni Community		-	-	-	-	63,736	-	-	63,736
Guyana	Government of Guyana	Guyana Geology & Mines Commission	-	-	196,073	-	-	-	-	196,073

Additional Notes:	For Operations in Colombia: Exchange rates: 1 USD = 4,052.71 COP. For Operations in Guyana: 1 USD = 215 GYD. Exchange rate method: average during reporting period.

UNCLASSIFIED - NON CLASSIFIÉ

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	1/1/2025	To:	12/31/2025
Reporting Entity Name	Aris Mining Corporation				Currency of the Report	USD
Reporting Entity ESTMA Identification Number	E834893
Subsidiary Reporting Entities (if necessary)	E468898 Aris Mining Holdings Corp., E032736 Aris Mining Guyana Holdings Corp.
Payments by Project

Country	Project Name[1]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid by Project	Notes[23]
Colombia	Segovia Operations	74,138,341	26,278,341	4,414,669	-	21,174,910	-	-	126,006,260

The amount reported under the 'Bonuses' category were paid to a trust by the Company pursuant to ESG support for the Segovia Mine. Funds in the trust are to be used for the execution of social works for the community located in the municipalities surrounding the operations.

Colombia	Marmato Mine	4,634,683	7,028,464	1,370,693	-	493,990	-	-	13,527,831

The amount reported under the 'Bonuses' category were paid to a trust by the Company pursuant to ESG support for the Marmato Mine. Funds in the trust are to be used for the execution of social works for the community located in the municipalities surrounding the operations.

Colombia	Soto Norte Project	43,503	-	-	-	172,050	-	-	215,553
Guyana	Toroparu	-	-	196,073	-	63,736	-	-	259,809

Additional Notes[3]:	For Operations in Colombia: Exchange rates: 1 USD = 4,052.71 COP. For Operations in Guyana: 1 USD = 215 GYD. Exchange rate method: average during reporting period.